EXHIBIT 107

Calculation of Filing Fee Tables

……S-8…..

 (Form Type)

……………………Blue Hat Interactive Entertainment Technology.………………………..…

(Exact Name of Registrant as Specified in its Charter)

…………………Not Applicable…………………

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, $0.01 par value per share	Rule 457(c)	600,000	$2.71	$1,626,000	0.0000927	$150.73	N/A	N/A	N/A	N/A
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,626,000		$150.73
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$150.73

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s ordinary shares as quoted on the Nasdaq Capita Market on July 7, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date